Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350, as adopted), Lance K. Gordon, Chief Executive Officer of VaxGen, Inc. (the “Company”), and Carter A. Lee, Principal Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.  The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 19th day of November, 2003.

/s/ Lance K. Gordon Chief Executive Officer	/s/ Carter A. Lee Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

End of Filing